Exhibit 99.1

SABA PROVIDES UPDATE AND SCHEDULES CONFERENCE CALL

Conference call scheduled for October 30, 2012 to discuss business and status of restatement

Redwood Shores, Calif., October 4, 2012 – Saba (NASDAQ: SABA), the premier provider of people-centric enterprise solutions, today provided an update on the status of its restatement of historical financial results and its business.

As previously reported, the Audit Committee voluntarily initiated an accounting review and identified instances in India of improper time-recording in the Company’s professional services business and that the Company prematurely recorded revenue of $271,000 on an international transaction in the quarter ended November 30, 2010. Company management evaluated the potential impact of the Committee’s findings on the Company’s prior period financial statements and, on August 6, 2012, announced that a restatement is required and summarized the anticipated adjustments and effects which primarily centered around changes in the timing of revenue recognition from projects involving the Company’s India consulting group and associated licenses.

Subsequent to August 6, 2012 and in connection with the Company’s work on the restatement, the Company also identified instances of consultants recording fewer billable hours than actually expended on projects. As a result of these findings, the scope of the restatement has been expanded to address accounting implications arising from the under-recording of billable hours beyond those in which consultants from the Company’s India consulting group were involved.

Anticipated Adjustments

Management continues to determine and quantify the specific adjustments that need to be made as part of the restatement. Based on its review to date, the Company anticipates making adjustments in the following areas:

•	Services revenue from the Company’s consulting projects did not meet the requirements for recognition as the services were performed;

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Revenue from software licenses and related product support sold together with consulting services did not meet the requirements for recognition of such license revenue on delivery of the related software and of such product support revenue ratably from the software delivery date;

•	Additional miscellaneous adjustments necessitated by the anticipated revenue adjustments, such as those related to the direct cost of affected consulting revenue and taxes; and

•	Timing of recognition of $271,000 of revenue from an international transaction that was prematurely recorded in the quarter ended November 30, 2010.

Anticipated Effects

Based on its review to date and the expected revenue adjustments, the Company anticipates that the impact of the restatement on its financial statements will include:

•	The Company believes that the restatement will change the time period during which the affected revenues were recognized, generally shifting the timing of such revenues to later periods;

•	The Company does not anticipate any change to the recognition of revenue associated with the Company’s cloud-based subscription services;

•	The Company does not believe the restatement will result in changes in the cumulative revenue to be recognized over the duration of the Company’s contractual arrangements; and

•	The Company does not believe that the restatement will result in changes in cumulative cash flow from operations.

As a result of the accounting review and pending restatement, the Company has delayed its filing with the SEC of its Form 10-Q for the quarter ended February 29, 2012 and its Form 10-K for the fiscal year ended May 31, 2012, as previously reported, and expects that it will delay its filing with the SEC of its Form 10-Q for the quarter ended August 31, 2012.

“We are working diligently to complete the restatement and to getting Saba current with its filings,” said Elaine Kitagawa, Chief Financial Officer. “We have made significant progress to date, and I look forward to providing updates on our efforts as well as our business on the scheduled conference call.”

Bobby Yazdani, Saba’s founder and CEO, stated: “Although we are not able to provide specifics regarding our financial performance at this time due to the pending restatement, Saba’s cloud business continues to track very strongly against plan. We added 141 new customers during fiscal year 2012 and 51 new customers in the first quarter of fiscal year 2013. Integration of our recent HumanConcepts acquisition is on track, and we are seeing growing interest for our recently introduced Saba People Cloud social enterprise platform.”

New customer additions include American Lung Association, China Construction Bank, DHL Express, Kasperksy Lab, Nucor, Pixar, Popeyes, Sirius XM Radio, Steward HealthCare System, UK Post Office and W.L. Gore Associates.

Upon completion of the restatement, Saba will issue its business outlook for fiscal year 2013.

Related Compliance Matters

The Company notes the following additional information relating to the restatement and delayed SEC filings:

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Credit Facility - The Company entered into a letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company dated as of September 28, 2012 pursuant to which Wells Fargo extended to October 31, 2012 the time for the Company to deliver to Wells Fargo under the terms of the Credit Agreement between parties dated as of June 27, 2011 (the “Credit

Agreement”), the following: (i) the Company’s Form 10-Q for its fiscal quarter ended February 29, 2012 (“Third Quarter Form 10-Q”) and related financial statements, (ii) the Company’s Form 10-K for its fiscal year ended May 31, 2012 (“Form 10-K”) and related financial statements, and (iii) the Company’s Form 10-Q for its fiscal quarter ended August 31, 2012, which report is due October 10, 2012 (the “First Quarter Form 10-Q”), and related financial statements. Wells Fargo has also waived, subject to the terms of the letter agreement, certain events of default under the Credit Agreement relating to the delayed filings of the Company’s Third Quarter Form 10-Q and Form 10-K and the pending restatement of the Company’s prior financial results.

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NASDAQ – Due to the expanded scope of the restatement, the Company will require additional time beyond October 8, 2012, the date granted to the Company by the Listing Qualifications Staff of the NASDAQ Stock Market LLC, to regain compliance with the NASDAQ filing requirements. The Company will also not file on a timely basis its First Quarter Form 10-Q, which report is due October 10, 2012, resulting in noncompliance with NASDAQ Listing Rule 5250(c)(1). The Company has notified the Staff at NASDAQ of this delay in meeting these filing requirements, and thus the Company expects to receive a delisting determination letter from NASDAQ (the “NASDAQ Determination Letter”). The Company intends to request a hearing to appeal any delisting decision contained in the NASDAQ Determination Letter and to request a stay of any delisting of its common stock until the hearing takes places and a decision has been issued. If the Company’s appeal is successful, the Company could be granted a period of up to 360 days from the original due date of the Third Quarter Form 10-Q, or until April 4, 2013, to regain compliance with the listing requirements. The Company has made substantial progress on completing its previously announced financial restatement and preparing the Third Quarter Form 10-Q and Form 10-K, and intends to complete the restatement and those filings as promptly as practicable.

Conference Call

Saba plans to host a conference call and live webcast on October 30, 2012 at 2:00 p.m. Pacific Time to discuss the matters addressed in this release. To join the call, please dial +1.800.230-1096 or +1.612.332.0226. The access code for the conference call is 267196. To listen to the live webcast, please go to the Investor Relations page of the Saba website at http://investor.saba.com and click on the Live Webcast icon.

A replay of the conference call will be available shortly after its conclusion. The replay dial-in number is +1. 800.475.6701 or +1.320.365.3844. The access code for the conference call replay is 267196. The replay can also be accessed from the Investor Relations page of the Saba web site at http://investor.saba.com and will be available through December 1, 2012.

About Saba

Saba (NASDAQ: SABA) enables organizations to build a transformative workplace that leverages the advent of social networking in business and the ubiquity of mobile to empower an organization’s most mission-critical assets – its people. The company provides a set of people-centric enterprise solutions to various businesses and industries worldwide. Saba delivers cloud-based learning management, talent management, and social enterprise solutions to transform the way people work.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support. Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791. SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements relating to the performance of the Company’s cloud business, the Company’s business trends and the integration of the HumanConcepts acquisition, the expected impact of the restatement on the Company’s previously reported financial results, statements relating to the expected impact of the restatement on the Company’s results for the third and fourth quarters of fiscal year 2012, statements relating to the Company’s anticipated financial results for the third and fourth quarters of fiscal year 2012, statements relating to the expected timing of completion of the restatement, and statements relating to the expected timing of the filing of the Company’s periodic reports with the SEC with respect to the Company’s third and fourth quarter results for fiscal year 2012. The actual timing or outcome of these matters could differ materially from those expressed in any forward-looking statements due to, among other things, other required adjustments to the Company’s financial statements that are not currently known or identified. In addition, Saba faces other risks and uncertainties that could affect its ability to complete the filing of its periodic reports in order to regain compliance with the NASDAQ listing requirements. Readers should refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Contact:

Roy Lobo

Saba

VP of Investor Relations

(650) 696-1610

roylobo@saba.com